EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Barnes Group Inc. of our report dated June 23, 2011 relating to the financial statements of the Barnes Group Inc. Retirement Savings Plan, appearing in its Annual Report included in Form 11-K for the year ended December 30, 2010.

/s/ Fiondella, Milone & LaSaracina LLP
Fiondella, Milone & LaSaracina LLP
Glastonbury, Connecticut
February 23, 2012